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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                         Date of Report: January 8, 2004



                             REDWOOD EMPIRE BANCORP
            (Exact number of Registrant as specified in its charter)



            California                File No. 0-19231           68-0166366
            ----------                ----------------           ----------
 (State or other jurisdiction of    (Commission File Number)   (IRS Employer)
  Incorporated or organization)                              Identification No.)



         111 Santa Rosa Avenue, Santa Rosa, California          95404-4905
         ---------------------------------------------          ----------
         (Address of principal executive offices)               (Zip Code)



       Registrant's telephone number, including area code: (707) 573-4800
                                                           --------------





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Item 5.  Other Events

Press release for the following (article attached):

         Redwood Empire Bancorp declares an increase to its quarterly cash dividend.










                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:    01-08-04                      REDWOOD EMPIRE BANCORP
       ------------                    ----------------------
                                            (Registrant)



                                       By:  /s/ Kim McClaran
                                            ----------------
                                            Kim McClaran
                                            Vice President and
                                            Interim Chief Financial Officer


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                                            FOR:    REDWOOD EMPIRE BANCORP


                                      APPROVED BY:  Kim McClaran
                                                    VP/Interim CFO
                                                    (707) 522-5204


For Immediate Release



               REDWOOD EMPIRE BANCORP DECLARES AN INCREASE TO ITS
                             QUARTERLY CASH DIVIDEND


SANTA ROSA, Calif. (January 8, 2004) -- Redwood Empire Bancorp (NASDAQ: REBC) today announced that its Board of Directors has declared an increase to its quarterly cash dividend to twenty-one cents per share on the Company's Common Stock. The dividend is payable on January 30, 2004 to shareholders of record on January 15, 2004.

         Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank. The Company operates through branches in Sonoma, Mendocino and Lake Counties.

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